UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2008

(Date of earliest event reported)

PHARMACYCLICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

995 E. Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330

(Address of principal executive offices including zip code and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2008, the Board of Directors of Pharmacyclics, Inc. (the "Company") approved the following stock option grants pursuant to the Company's 2004 Equity Incentive Award Plan with an exercise price of $0.86 per share:

Richard A. Miller, President and CEO	275,000 shares
Joseph J. Buggy, Vice President, Research	125,000 shares
Leiv Lea, Vice President, Finance and Administration, CFO	150,000 shares
David J.Loury, Vice President, Preclinical Sciences	125,000 shares

The shares subject to the options will vest as follows: 25% of the shares subject to the option will vest on March 18, 2009 and 1/36th of the remaining shares will vest monthly thereafter, such that 100% of the shares subject to the option will be fully vested on March 18, 2012, subject to the employee's continued employment or service relationship with the Company on each of the vesting dates. Such vesting may be accelerated upon the occurrence of certain corporate events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 21, 2008

PHARMACYCLICS, INC. By: /s/ LEIV LEA Name: Leiv Lea Title: Vice President, Finance & Administration and CFO and Secretary